Exhibit 5.1

Hunton Andrews Kurth LLP FILE NO: 069764.0000022

September 30, 2024

South Plains Financial Inc.

5219 City Bank Parkway

Lubbock, Texas 79407

Dear Addressee:

We have acted as counsel to South Plains Financial, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration and proposed issuance and sale from time to time by the Company of up to $150,000,000 aggregate initial offering price of (a) the Company’s senior debt securities (the “Senior Debt Securities”); (b) the Company’s subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (c) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”); (d) shares of the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”); (e) depositary shares representing Preferred Stock (“Depositary Shares”); (f) subscription rights for the purchase of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Rights”); (g) warrants for the purchase of Common Stock, Preferred Stock, Depositary Shares, Debt Securities or other securities of the Company (the “Warrants”); and (h) units consisting of Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Rights and/or Warrants (the “Units”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Rights, Warrants and Units are collectively referred to herein as the “Securities.”

The Debt Securities will be issued pursuant to one or more indentures to be entered into between the Company and the trustee thereunder (each, an “Indenture”).

Any Depositary Shares will be issued pursuant to one or more depositary share agreements (each, a “Depositary Agreement”) to be entered into between the Company and the depositary agent to be named therein.

The Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company, as debt warrant agent, as set forth in the applicable prospectus supplement relating to the particular issuance of Warrants.

The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent to be named therein, to be filed, if necessary, as set forth in the applicable prospectus supplement relating to the particular issuance of Units.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON

LONDON   LOS ANGELES   MIAMI   NEW YORK   RICHMOND   SAN FRANCISCO   TOKYO   TYSONS   WASHINGTON, DC

www.HuntonAK.com

South Plains Financial, Inc.

September 30, 2024

The Securities are to be issued in one or more series and will be offered on a continuous or delayed basis pursuant to Rule 415 of the Securities Act, from time to time as set forth in the Registration Statement, the prospectus contained therein and any amendments or supplements thereto.

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(i)	the Registration Statement and the form of prospectus contained therein;

(ii)	the forms of Indentures attached as Exhibit 4.5 and Exhibit 4.6 to the Registration Statement; and

(iii)	originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Company (including without limitation the facts certified in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others.

We have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and Warrants and each issue of Depositary Shares, Common Stock, Preferred Stock, Rights, or Units, as the case may be: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded; (ii) a prospectus supplement describing the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and the Commission’s rules and regulations thereunder; (iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) if applicable, a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered will have been duly authorized by the Board of Directors of the Company (the “Board”) and validly executed and delivered by the Company and the other parties thereto; (v) the execution, delivery and performance by the Company of the Indenture, Depositary Agreement,

South Plains Financial, Inc.

September 30, 2024

Warrant Agreement, subscription agreement or subscription rights certificate and Unit Agreement (collectively, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or any court or other governmental or regulatory body having jurisdiction over the Company; (vi) the Company will have duly authorized the execution, delivery and performance of each such Document and the issuance of each such Security, and that none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and (vii) at the time of any issuance of Common Stock, Preferred Stock or Securities convertible into, exchangeable, redeemable or exercisable for Common Stock or Preferred Stock, there will be sufficient authorized but unissued shares of Common Stock or Preferred Stock, as applicable, reserved for such issuance and any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized and created.

We have assumed that (i) the Documents will be governed by and construed in accordance with the laws of the State of New York, and (ii) the Company is and will be a company duly incorporated and validly existing as a Texas corporation and in good standing under the laws of the State of Texas.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.	With respect to any Debt Securities to be issued (including any Debt Securities duly issued upon exercise of Warrants), when, as and if: (i) the Indenture has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under New York law and such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (iv) such Debt Securities have been duly executed by the Company and authenticated by the applicable trustee in accordance with the Indenture, or any applicable supplemental indenture, and have been duly issued and delivered against payment therefor, then, upon the happening of such events, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under applicable laws of the State of New York.

2.	With respect to the Common Stock to be issued, when, as and if: (i) the terms of the issuance and sale of the Common Stock have been established so as to not violate any applicable law or the Charter Documents (as defined herein), or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to

South Plains Financial, Inc.

September 30, 2024

comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Charter Documents and the Texas Business Organizations Code (“TBOC”)) either (a) in accordance with the applicable purchase agreement approved by the Board upon payment of the consideration therefor (which is not less than the par value of the Common Stock) provided for therein or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which is not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

3.	With respect to any shares of Preferred Stock to be issued, when, as and if: (i) the resolutions relating to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Preferred Stock have been duly filed with the State of Texas as part of a certificate of designations to the Company’s Amended and Restated Certificate of Formation, as amended (the “Certificate of Formation”); (ii) the terms of the Preferred Stock and of their issuance and sale have been established so as to not violate any applicable law or the Charter Documents, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (iii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s Second Amended and Restated Bylaws (the “Bylaws” and together with the Certificate of Formation, the “Charter Documents”) and the TBOC) either (a) in accordance with the applicable purchase agreement approved by the Board upon payment of the consideration therefor (which is not less than the par value of the Preferred Stock) provided for therein or (b) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (which is not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4.	With respect to the Depositary Shares to be issued, when, as and if: (i) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (ii) any shares of Preferred Stock underlying the Depositary Shares have been duly and validly authorized and reserved for issuance and sale; (iii) the shares of Preferred Stock represented by the Depositary

South Plains Financial, Inc.

September 30, 2024

Shares have been duly executed and delivered to the applicable depositaries; and (iv) the depositary receipts evidencing the Depositary Shares have been duly executed and countersigned by the depositary and issued against deposit of the Preferred Stock and against payment therefor in accordance with the applicable Depositary Agreement, then, upon the happening of such events, such Depositary Shares will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	With respect to the Rights to be issued, when, as and if: (i) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (ii) any shares of Common Stock or Preferred Stock or any Depositary Shares or Debt Securities purchasable upon exercise of such Rights, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (iii) the Rights have been duly executed and sold by the Company against payment therefor in accordance with any applicable subscription agreement or subscription rights certificate, and in accordance with such corporate action and applicable law as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Rights and the plan of distribution, then, upon the happening of such events, the Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.	With respect to the Warrants to be issued, when, as and if: (i) the Warrant Agreement has been duly executed and delivered on behalf of the Company and the debt warrant agent; (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (iv) such Warrants have been duly executed by the Company and authenticated by the applicable debt warrant agent in accordance with the Warrant Agreement, and have been duly issued and delivered against payment therefor, then, upon the happening of such events, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under applicable laws of the State of New York.

7.	With respect to the Units to be issued, when, as and if: (i) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (ii) any shares of Common Stock or Preferred Stock or any Debt Securities, Depositary Shares, Warrants or Rights to be issued pursuant to such Units, have been duly and validly authorized and reserved for issuance and sale; and (iii) the Units and the other Securities underlying the Units have been duly executed and sold by the Company against payment therefor in accordance with any applicable unit agreement, and in accordance with such corporate action and applicable law and as

South Plains Financial, Inc.

September 30, 2024

contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the other Securities underlying the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under applicable laws of the State of New York.

The foregoing opinions are limited solely to the laws of the State of New York and of the State of Texas. We express no opinion as to any other laws, statutes, regulations or ordinances of any other jurisdiction, and we express no opinion as to the “blue sky” laws of any jurisdiction.

Our opinions herein regarding the enforceability or effect of any Document or Security are qualified by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws relating to or affecting the rights of creditors generally, including without limitation fraudulent conveyance or transfer laws, and preference and equitable subordination laws and principles; (ii) general principles of equity (whether considered in a proceeding at law or in equity); and (iii) concepts of materiality, unconscionability, reasonableness, impracticability or impossibility of performance, good faith and fair dealing. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinions expressed herein are rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. Our opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Sincerely,

/s/ Hunton Andrews Kurth LLP